Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS OF
Global Aviation Holdings Inc.

(As Amended through September 17, 2010)

BY-LAWS
OF

NEW ATA HOLDINGS INC.

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANING SET FORTH IN ARTICLE X

ARTICLE I

Stockholders Meetings

Section 1.1.                                   Annual Meetings.

(a)                                  An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these By-laws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

(b)                                 Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Corporation, delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 days nor more than 135 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the forty-fifth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the

Corporation’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2.                                   Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if any, or pursuant to a resolution approved by a majority of the whole Board of Directors or by a committee of the Board of Directors authorized to call such meetings and by no other person. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

Section 1.3.                                   Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, such notice of meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4.                                   Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

Section 1.5.                                   Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-laws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 1.6.                                   Conduct; Remote Communication. (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 If authorized by the Board of Directors in accordance with these By-laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7.                                   Voting.

(a)                                  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power on the matter in question.

(b)                                 Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these By-laws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

(c)                                  Stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the By-laws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

(d)                                 Stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

(e)                                  A stockholder whose voting stock of the Corporation is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

(f)                                    If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

(g)                                 Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8.                                   Proxies.

(a)                                       Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b)                                      A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

(c)                                       Any inspector or inspectors appointed pursuant to Section 1.9 of these By-laws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9.                                   Voting Procedures and Inspectors of Elections.

(a)                                       If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an “Inspector,” and collectively the “Inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

(b)                                      The Inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(c)                                       The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

(d)                                      In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these By-laws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

Section 1.10.                             Fixing Date of Determination of Stockholders of Record.

(a)                                       In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock, (iv) to express consent to corporate action in writing without a meeting, or (v) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall be not more than 60 days before such action.

(b)                                      If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                       A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11.                             List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.12.          Action By Consent of Stockholders.

(a)               Unless the power of stockholders to act by consent without a meeting is restricted or eliminated by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

(b)              Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) signing such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of persons to authorize or take the action were delivered to the Corporation in the manner required by this Section 1.12. All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(c)               A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of these By-laws, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. Any consent by means of telegram, cablegram or electronic transmission shall be deemed to have been signed on the date on which it was transmitted. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

(d)              No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered to the Corporation in the manner required by this Section 1.12, written consents signed by a sufficient number of persons to authorize or take such action are delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. All such written consents shall be filed with the minutes of proceedings of the stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those authorized or taken pursuant to a vote of the stockholders at an annual or special meeting.

ARTICLE II

Board of Directors

Section 2.1.            Number. The Board of Directors shall consist of no less than three (3) and not more than fifteen (15) directors. The exact number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The provisions of this Section 2.1 may be amended only with the approval of 75% of the members of the Board of Directors. [Amended September 29, 2009]

Section 2.2.            Qualification. At least two-thirds of the members of the Board of Directors shall be citizens of the United States under the laws of the United States of America, as defined in Title 49 US Code, section 40102(a)(15), in accordance with applicable precedents of the U.S. Department of Transportation. A person that is not a U.S. citizen may not be a candidate for Director of the Corporation if such person’s election, together with the incumbent Directors that are not candidates for election as Directors at the same time, would cause less than two-thirds of the Corporation’s Directors to be U.S. citizens. If, as a result of the election of Directors in any given year, less than two-thirds of the duly elected Directors will be U.S. citizens, the incumbent Directors, together with the Directors who were elected in the election who are U.S. citizens, shall have the absolute authority to deny such person that is not a U.S. citizen, his office as Director of the Corporation.

Section 2.3.            Election; Resignation; Vacancies.

(a)               Unless the Certificate of Incorporation or an amendment to these By-laws adopted by the stockholders provides for a Board of Directors divided into two or three classes, at each annual meeting of stockholders the stockholders shall elect directors each of whom shall hold office until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. If the Board of Directors is divided into classes, at each annual meeting at which the term of office of a class of directors expires, the stockholders shall elect directors of such class each to hold office until the annual meeting at which the terms of office of such class of directors expire and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(b)              Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(c)               Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining directors (excluding any director elected by any class or series of preferred stock), although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of stockholders. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Section 2.4.            Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. If the stockholders shall elect the directors by written consent of stockholders as permitted by Section 1.12 of these By-laws, a special meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

Section 2.5.            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, the Secretary or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

Section 2.6.            Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Except as provided in Section 2.7, a majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.7.            Quorum; Vote Required for Action.

(a)           At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, except as otherwise provided in these By-laws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum. Unless the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that until the occurrence of a Termination Event, the vote of all of the members of the Board of Directors shall be required for the following actions by the Corporation (each, a “Major Action”); provided, however, if in a meeting duly called to transact a Major Action, not all members of the Board of Directors are present, then unless the directors who are not present have waived, in writing, their attendance at such meeting, the directors present shall adjourn the meeting (the “Major Action Adjourned Meeting”) to any other date, time or place, and at such Major Action Adjourned Meeting, if a quorum is present and the requirement of Section 2.7(b) have been complied with, the Board of Directors may transact such Major Action by a majority vote of the whole Board of Directors:

(i)            selling any of the assets of the Corporation (or permitting any of its controlled subsidiaries to sell any of their assets) to any Qualified Stockholder or Related Party, or (ii) paying any management fees to any Qualified Stockholder or Related Party, or (iii) reimbursing any professionals retained by a Qualified Stockholder or Related Party. Nothing herein will limit (i) the payment of principal, interest or fees by the Corporation to a Qualified Stockholder or Related Party under any loan made to the Corporation by such Qualified Stockholder or Related Party, and (ii) the ability of a shareholder to effect a short-form merger pursuant to 8 Del. C. §253;

(ii)           issuance of capital stock, rights, options or warrants to purchase capital stock, or other securities convertible into or exchangeable for capital stock of the Corporation (except securities issued in connection with the exercise of the Warrants or securities issued under the ALPA Stock Option Plan, the Management Stock Option Plan or any other stock option plan approved by the vote of all members of the Board of Directors of the Corporation), other than for fair value of the shares (which shall be cash, tangible assets or the assets of a bona fide business enterprise) pursuant to valuation procedures adopted in good faith by the Board of Directors of the Corporation, and if such issuance is of ten percent (10%) or more of the Corporation’s issued and outstanding shares and if so requested by any member of the Board of Directors, based on a written valuation by an independent investment bank of national standing; (ii) redeem any of the Corporation’s equity or debt securities, by whomever held, if such redemption were to impair its ability or the ability of its direct or indirect subsidiaries to borrow additional funds or would cause the Corporation or any such direct or indirect subsidiary to become insolvent or unable to satisfy its obligations in the ordinary course; or (iii) redeem any equity securities of the Corporation unless all equity securities of the same class are redeemed proportionately and on the same terms; or

(iii)          altering or repealing these By-laws or the Certificate of Incorporation, adopting new By-laws or amend the Certificate of Incorporation, each in a manner which would materially and adversely affect the rights of the Class A Stockholders of the Corporation.

(b)           The date, time or place of any Major Action Adjourned Meeting shall be set forth in a written notice delivered to each of the members of the Board of Directors and each of the members of the Steering Committee not less than ten Business Days prior to the date of any such Major Action Adjourned Meeting. Any such notice shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery or facsimile, addressed to such address or facsimile number as each such person who shall be entitled to notice hereunder shall have specified most recently by written notice to the Corporation, but may be, alternatively, by electronic transmission. Any such notice with regard to a Major Action Adjourned Meeting shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile (with electronic confirmation of receipt); provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such notice with an overnight delivery service. Rejection or refusal to accept any such notice, or the inability to deliver any such notice because of changed address or facsimile number, of which no written notice was given to the Corporation, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 2.8.            Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these By-laws or in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except that no such committee shall take any Major Action without the consent of the Board of Directors pursuant to Section 2.7 hereof.

Section 2.9.            Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

Section 2.10.          Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11.          Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II of these By-laws.

Section 2.12.          Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.13.          Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

Section 2.14.          Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Officers

Section 3.1.            Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect a President and may, if it so determines, elect a Chairman of the Board from among its members. The Board of Directors shall also elect a Secretary and may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Chief Executive Officer, the President and at least two-thirds of the persons designated as executive officers shall at all times be citizens of the United States.

Section 3.2.            Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 3.3.            Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 3.4.            Chief Executive Officer. The Chief Executive Officer of the Corporation shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.

Section 3.5.            Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, if any, or the President, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors; and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation.

ARTICLE IV

Stock Certificates, Transfers and Redemption

Section 4.1.            Certificate.

(a)                Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

(b)                Each certificate evidencing shares of Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON OWNERSHIP AND CONTROL BY, AND TRANSFER TO, NON-U.S. CITIZENS SET FORTH IN THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME.”

Section 4.2.            Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.3.            Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4.2 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 4.4.            Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 4.5.            Redemption of Stock. The Corporation shall not redeem any of its stock except in compliance with the provisions of Section 2.7(a)(ii) of these By-Laws.

ARTICLE V

Notices

Section 5.1.            Manner of Notice. (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, or (v) any other reliable means permitted by applicable law (including, subject to Section 5.1(b), electronic transmission) to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these By-laws.

(b)           Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these By-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 5.2.            Dispensation with Notice.

(a)                Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b)                Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 5.3.            Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VI

Indemnification

Section 6.1.            Right to Indemnification.

(a)                The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these By-laws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided that any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Article VI. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board of Directors.

(b)                For purposes of this Article VI: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VI.

Section 6.2.             Prepayment of Expenses. The Corporation shall pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.             Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4.             Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.             Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee,

partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 6.6.            Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7             Primacy of Indemnification.  The Corporation hereby acknowledges that certain directors, officers, partners, employees, or agents of the Corporation, who are or were serving (i) the Corporation in such capacity or (ii) at the request of the Corporation, as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise ((a) and (b), collectively, the “Covered Persons”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by MatlinPatterson Global Opportunities Partners II L.P., GSO Capital Partners, L.P. and/or certain of their respective affiliates (collectively, the “Fund Indemnitors”).  The Corporation hereby agrees (i) that as between the Corporation and the Fund Indemnitors, the Corporation is the indemnitor of first resort with respect to matters which are the subject of indemnification or advancement of expenses under this Article VI (i.e., its obligations to the Covered Persons are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by these bylaws (or any agreement between the Corporation and the Covered Person), without regard to any rights the Covered Person may have against the Fund Indemnitors, and (iii)  that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Covered Person with respect to any claim for which the Covered Person has sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Covered Person against the Corporation.

ARTICLE VII

Stockholders Rights

Section 7.1.            Transactions with Interested Parties. Subject to Sections 2.7(a)(i) and 2.7(a)(ii), no contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest (a “Related Party”) shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Section 7.2.            Preemptive Rights. Prior to the occurrence of a Termination Event, each Class A Stockholder (an “Offeree”) shall have a right to purchase, on the basis of each such Stockholder’s pro-rata portion of all outstanding shares of the Corporation on an as-if-converted basis, all (or any part) of New Securities (as defined below) that the Corporation may, from time to time, propose to sell and issue. The Offeree’s pro rata share shall be the ratio of the number of shares of the Corporation’s Common Stock then held by the Class A Stockholders as of the date of the Rights Notice (as defined in paragraph (a)), to the sum of the total number of outstanding shares of Common Stock as of such date. This preemptive right shall be subject to the following provisions:

(a)           If the Corporation proposes to issue New Securities, it shall give the Offerees written notice (the “Rights Notice”) of its intention, describing the New Securities, the price, the general terms upon which the Corporation proposes to issue them, and the number of shares that the Offeree has the right to purchase under this Section 7.2. Each Offeree shall have twenty (20) days from delivery of the Rights Notice to agree to purchase all or any part of its pro-rata share of such New Securities for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Corporation setting forth the quantity of New Securities to be purchased.

(b)           If the Offerees fail to exercise in full the preemptive right within the period specified in paragraph (a), the Corporation shall be entitled, within one hundred eighty (180) days after delivery of the Rights Notice, to sell the unsold New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Corporation shall not have sold the New Securities within said one hundred eighty (180) day period the Corporation shall not thereafter issue or sell any such New Securities without first offering such securities to the Offerees in the manner provided above.

(c)           For the purpose of these By-laws, the term “New Securities” shall mean any shares of common or preferred stock of any kind of the Corporation, whether now or hereafter authorized, and rights, options, or warrants to purchase said shares of common or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of common or preferred stock; provided, however, that “New Securities” shall not include (i) securities issuable upon conversion of the ALPA Options or the Management Options, or securities issuable upon the exercise of the Warrants, or shares of Class A Common Stock issued pursuant to the Plan, and such other Common Stock or options to acquire Common Stock issued to employees, directors or consultants pursuant to an incentive stock option plan to be adopted by the Corporation’s Board of Directors, provided that, to the extent Section 2.7(a)(ii) of these By-Laws is applicable to the issuance of such securities under any such incentive stock option plan, such issuance shall have been approved by the Board of Directors pursuant to Section 2.7 hereof, (ii) securities issued at fair value in connection with any business acquisition, including acquisition of another corporation, business entity or line of business of another business entity by merger, consolidation, purchase of assets, or other reorganization, provided that, to the extent Section 2.7(a)(ii) of these By-Laws is applicable to the issuance of such securities, such issuance shall have been approved by the Board of Directors pursuant to Section 2.7 hereof, (iii) securities offered to the public in an initial public offering (“IPO”), (iv) shares of the Corporation issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event, or (v) shares or securities exempt from the definition “New Securities” by a resolution adopted by a unanimous vote of the Board of Directors.

Section 7.3.            Co-Sale.

(a)           Prior to a Termination Event, should any Qualified Class A Stockholder (the “Selling Shareholder”) propose to engage in a Qualified Sale (as defined below), each of the other Class A Stockholders (the “Co-Sale Offerees”) shall have the right to participate in such Qualified Sale, in accordance with this Section 7.3, pursuant to the specified terms and conditions of such Qualified Sale. Following an agreement on a Qualified Sale, the Selling Shareholder shall notify the Co-Sale Offerees and the Corporation in writing of the name and address of the proposed purchaser (the “Proposed Purchaser”) and the terms and conditions of such Qualified Sale (the “Co-Sale Notice”). Each Co-Sale Offeree shall be entitled, upon written notice to the Selling Shareholder and the Corporation within twenty (20) days after receipt of the

Co-Sale Notice, to sell to the Proposed Purchaser up to that number of the shares of the Common Stock of the Corporation owned by such Co-Sale Offeree (the “Equity Shares”) determined by multiplying the total number of shares Common Stock to be sold in the Qualified Sale (the “Offered Shares”) by a fraction the numerator of which is the number of shares of Common Stock owned by such Co-Sale Offeree and the denominator of which is the total number of shares of Common Stock owned by all of the Co-Sale Offerees and the Selling Shareholder. To the extent one or more of the Co-Sale Offerees exercise such right in accordance with the terms and conditions set forth below, the number of shares that the Selling Shareholder may sell pursuant to such Qualified Sale shall be correspondingly reduced. A “Qualified Sale” shall mean either of the following occurring in one or a series of transactions: (i) a sale of shares of the Corporation in which the Proposed Purchaser acquires shares representing 20% or more of the then-outstanding shares of the Corporation, or (ii) a sale of less than 20% of the then-outstanding shares of the Corporation if such sale confers on the Proposed Purchaser the power to appoint a majority of the members of the Board of Directors.

(b)           Any transfer of Common Stock attempted to be made to a Proposed Purchaser as part of a Qualified Sale in violation of this Section 7.3 will be null and void.

(c)           Each certificate evidencing shares of Common Stock issued to a Qualified Class A Stockholder and each certificate issued to a Qualified Class A Stockholder in exchange therefor shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OBLIGATIONS (INCLUDING CERTAIN CO-SALE OBLIGATIONS IN CONNECTION WITH A QUALIFIED SALE) SET FORTH IN THE BYLAWS OF THE CORPORATION. A COPY OF SUCH BY-LAWS SHALL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH OBLIGATIONS WILL BE NULL AND VOID.”

Section 7.4.            Delivery of Financial Statements.

(a)           Until the earlier of the date on which the Corporation shall close and consummate an IPO or the date on which the Corporation shall file a registration statement with the Securities and Exchange Commission (the “SEC”) in accordance with the requirements of Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “FS Termination Date”), the Corporation shall deliver to each Class A Stockholder holding three percent (3%) or more of the Corporation’s issued and outstanding shares and to each other stockholder upon written request to the Corporation, as soon as available, and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year, unaudited interim consolidated balance sheets of the Corporation and its subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow, stockholders equity and changes in financial position of the Corporation and its subsidiaries as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Corporation, as prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Corporation and its subsidiaries for such periods; and

(b)           until the FS Termination Date, the Corporation shall deliver to each Class A Stockholder, within ninety (90) days after the end of each fiscal year of the Corporation, consolidated balance sheets of the Corporation and its subsidiaries as at the end of such year and the related consolidated statements of income, stockholders’ equity and changes in financial position of the Corporation and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Corporation, which report shall state that such consolidated financial statements present fairly the financial position of the Corporation and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(c)           Notwithstanding anything else in this Section 7.4 to the contrary, the Corporation may cease providing the information set forth in this Section 7.4 during the period starting with the date sixty (60) days before the Corporation’s good-faith estimate of the date of filing of a registration statement; provided that the Corporation’s covenants under this Section 7.4 shall be reinstated at such time as the Corporation is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

ARTICLE VIII

Registration Rights

Section 8.1             Piggy-back.  If at anytime the Corporation proposes to register any equity securities held by a Qualified Class A Stockholder under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Corporation shall promptly give each such holder of Registrable Securities written notice of such registration.  Upon the written request of each such holder given within 20 days following the date of such notice, but subject to Section 8.7 hereof the Corporation shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such holder shall have requested to be registered; provided, however, that such right of notice and inclusion shall not apply to any registration statement (i) in which securities held by Qualified Class A Stockholders are only registered to cover over-allotments, if any, or (ii) covering an underwritten offering of convertible debt securities only.  The Corporation shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Article VIII without any obligation or liability to any holder.  Each holder of Registrable Securities shall be entitled to have its Registrable Securities included in one registration that shall be declared effective by the SEC pursuant to this Article VIII.

Section 8.2.            Certain Exempt Transactions. Unless otherwise provided herein, the Corporation will not be obligated to effect any registration of Registrable Securities under this Article VIII as a result of the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment and share purchase plans offered solely to current holders of Common Stock, rights offerings or option or other employee benefit plans.

Section 8.3.            Cutbacks. If the Underwriters’ Representative or Agent shall advise the Corporation in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Corporation Will include in such registration, to the extent of the amount and class which the Corporation is so advised in writing by the Underwriters’ Representative or Agent can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Corporation for its own account; second, the Registrable Securities requested to be included in such registration by the Qualified Class A Stockholder and the Selling Holders of Registrable Securities pursuant to this Article VIII, pro rata based on the estimated gross proceeds from the sale thereof; and third all other securities requested to be included in such registration.

Section 8.4.            Registration Procedures. Whenever required under Article VIII to effect the registration of any Registrable Securities, the Corporation shall:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use the Corporation’s commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Corporation shall furnish to one firm of counsel for all persons (other than Corporation) selling securities pursuant to such registration statement, copies of all such documents in the form substantially as proposed to be filed with the SEC prior to filing for review and comment by such counsel.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Corporation shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 8.4(b). Pending such amendment or supplement each such Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Section 8.4 remain unsold at the end of the period during which the Corporation is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Corporation may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

(c)           Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

(d)           Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e)           Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the reasonable opportunity to discuss the business affairs of the Corporation with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Corporation determines, in good faith, to be confidential and which the Corporation advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Corporation or the related Selling Holder of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Corporation.

(f)            Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

(g)           Use the Corporation’s commercially reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

(h)           Use the Corporation’s commercially reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

(i)            Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

Section 8.5.            Holders’ Obligations. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to these By-laws with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

(a)           Furnish to the Corporation such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Selling Holder’s Registrable Securities, and to cooperate with the Corporation in preparing such registration;

(b)           Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Corporation or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Corporation and the Qualified Class A Stockholder.

Section 8.6.            Expenses of Registration. The Corporation shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities incurred in connection with any registration pursuant to Article VIII for each Selling Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Corporation, and of the Corporation’s independent public accountants, including the expenses of “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for all Selling Holders in such registration statement, which firm of counsel shall be chosen by the largest Selling Holder and will be reasonably satisfactory to the other Selling Holders (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).

Section 8.7.            Holdback; Indemnification.

(a)           Each Holder entitled, pursuant to this Article VIII, to have Registrable Securities included in a registration statement prepared pursuant to this Article VIII, if so requested by the Underwriters’ Representative or Agent in connection with an offering of any securities covered by a registration statement filed by Corporation, whether or not Holder’s securities are included therein, shall, as a condition to the Corporation’s registration obligation under this Article VIII: (i) agree not to effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 15-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the SEC, provided that such Holder is timely notified of such effective date in writing by the Corporation or such Underwriters’ Representative or Agent; and (ii) agree to permit the Corporation to impose stop-transfer instructions with respect to the Registrable Securities of each such Holder until the end of such period.

(b)           Each Selling Holder and the Corporation shall enter into such mutual indemnification and contribution covenants as are customary in registration rights agreements.

ARTICLE IX

General

Section 9.1.            Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Absent any contrary resolution, the fiscal year shall end on December 31 of each year.

Section 9.2.            Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 9.3.            Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible foam within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.4.            Amendment of By-laws. Except as provided in Section 2.7(a)(iii), these By-laws may be altered or repealed, and new By-laws made, by the majority vote of the whole Board of Directors, but the stockholders, subject to such restrictions as shall be set forth in the Corporation’s Certificate of Incorporation, may make additional By-laws and may alter and repeal any By-laws whether adopted by them or otherwise by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation’s capital stock entitled to vote thereon, voting together as a single class.

ARTICLE X

DEFINITIONS

Section 10.1.          Definitions. For purposes of these By-laws:

(a)           “Affiliate” means, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. The term “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

(b)           “Agent” means the principal placement agent on an agented placement of Registrable Securities;

(c)           “ALPA Option Shares” has the meaning set forth in the Plan;

(d)           “ALPA Option Plan” has the meaning set forth in the Plan;

(e)           “Business Day” means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York are open.

(f)            “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation.

(g)           “Class A Common Stock” shall have the meaning set forth in the Certificate of Incorporation of the Corporation, as may be amended from time to time.

(h)           “Class A Stockholder” means a holder of the Corporation’s Class A Common Stock or any direct or indirect transferee thereof;

(i)            “Common Stock” means (i) the common stock, par value $.01 per share, of the Corporation, and (ii) shares of capital stock of the Corporation issued by the Corporation in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Corporation generally of shares of such common stock;

(j)            “Creditors Committee” has the meaning set forth in the Plan.

(k)           “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process;

(l)            “FS Termination Date” has the meaning set forth in Section 7.4(a);

(m)          “Management Incentive Shares” has the meaning set forth in the Plan;

(n)           “Management Stock Option Plan” has the meaning set forth in the Plan;

(o)           “Plan” means the First Amended Joint Chapter 11 Plan for Reorganizing Debtors, dated December 14, 2005, filed in the United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division, by ATA Holdings Corp. and certain of its subsidiaries;

(p)           “Qualified Class A Stockholder” means a Class A Stockholder which holds at least 25% of the voting stock of the Corporation;

(q)           “Qualified Stockholder” means a stockholder which holds at least 25% of the voting stock of the Corporation;

(r)            “Registrable Securities” means:  (i) outstanding Common Stock owned on the date of determination by any Class A Stockholder and any Qualified Class A Stockholder, (ii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any Warrant) a dividend or other distribution with respect to, or in exchange by the Corporation generally for, or in replacement by the Corporation generally of, such shares; and (iii) any securities issued in exchange for such shares in any merger or reorganization of the Corporation; provided, however, that Registrable Securities shall not include any securities which (i) have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act or (ii) which the Corporation reasonably believes have been held by a non-affiliate of the Corporation for over one year or which are otherwise eligible for sale by the holder thereof pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act and, provided further, the Corporation shall have no obligation under Article VIII to register any Registrable Securities if the Corporation shall deliver to the holders thereof requesting such registration an opinion of counsel reasonably satisfactory to such holders and their counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities;

(s)           “Related Party” has the meaning set forth in Section 7.1;

(t)            “Securities Act” means the Securities Act of 1933, as amended;

(u)           “Selling Holders” means, with respect to a specified registration pursuant to Article VIII, holders whose Registrable Securities are included in such registration pursuant to Article VIII;

(v)           Termination Event” means the earlier to occur of (i) a Qualified IPO, and (ii) the date on which no Class A Stockholder or Affiliate thereof collectively hold a majority of the voting equity securities, or have the power to elect a majority of the Board of Directors, of the Corporation. A “Qualified IPO” means the Corporation’s initial underwritten public offering of its shares pursuant to an effective registration statement under the Securities Act, or equivalent law of another jurisdiction, following which the Shares of the Corporation have a Market Value of at least $75,000,000 (excluding any shares held directly or indirectly by Matlin Patterson ATA Holdings LLC or any Affiliate or successor thereof). “Market Value” of the shares of the Corporation on a given date shall be the closing price on such date on the stock exchange on which such shares are primarily listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source available to the public selected by the Corporation multiplied by the number of outstanding shares of the Corporation;

(w)          “Underwriters’ Representative” means the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers;

(x)            “Warrants” has the meaning set forth in the Warrant Agreement; and

(y)           “Warrant Agreement” has the meaning set forth in the Plan.

EXHIBIT C

Amended Steering Committee Letter

16

MATLINPATTERSON ATA HOLDINGS LLC

520 Madison Avenue, 35th Floor
New York, New York 10022

February 28, 2006

The Official Committee of Unsecured Creditors

appointed pursuant to section 1102(a) of the

Bankruptcy Code in the Chapter 11 Cases

Dear Messrs. Cotton and Calavritinos:

Re: New ATA Holdings Inc.

We refer to the First Amended Joint Chapter 11 Plan for Reorganizing Debtors, dated December 14, 2005, filed in the United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division, by ATA Holdings Corp. and certain of its subsidiaries (the “Plan”). All capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

1.             The Creditors Committee hereby confirms that on or immediately prior to the Effective Date, it will establish a post-Effective Date Steering Committee (the “Steering Committee”). The Steering Committee will be composed of not less than three U.S. Creditor Shareholders of New ATA Holdings Inc. (the “New Holding Company” under the Plan) from among the five largest U.S. Creditor Shareholders of New ATA Holdings Inc. (the “Corporation”) from time to time. On or immediately prior to the Effective Date, the Steering Committee shall notify the Corporation in writing of its composition and provide, with respect to each of its members, a Certificate of U.S. Citizenship, and thereafter provide such information and Certificate of U.S. Citizenship with respect to any new member no later than ten business days following any change in its composition; provided, however, that the failure to so notify the Corporation will not relieve MPAH (as herewith defined) of the obligations set forth in Section 2 hereof, except to the extent that MPAH has been prejudiced materially by such failure (failure to provide a Certificate of U.S. Citizenship by any new member of the Steering Committee will be considered a material prejudice to MPAH). The term “U.S. Creditor Shareholder” means a holder of New Shares which (i) received such New Shares on account of its Allowed Class 6 Claims or any direct or indirect transferee thereof, and (ii) is a U.S. Person. The term “U.S. Person” means (i) in the case of a natural person, a citizen of the United States, and (ii) in the case of an entity, an entity organized under the laws of the United States or a state thereof which has certified in writing (such certification being referred to as a “Certificate of U.S. Citizenship”) to the Corporation that not more than 5% of its outstanding voting shares or capital interests are directly or indirectly held by non-U.S. citizens.

2.             Matlin Patterson ATA Holdings LLC (“MPAH”, which is the “New Investor” under the Plan) hereby confirms, for the benefit of the U.S. Creditor Shareholders, that until the occurrence of a Termination Event (as such term is defined in the By-Laws of the Corporation), MPAH will vote its shares in the Corporation to re-elect, annually, the director designated by the Creditors Committee to the initial Board of Directors of the Corporation (the “Board”). If, during or following the initial term or any subsequent term of such director or any successor (the “Committee Director”), MPAH wishes to dismiss the Committee Director or does not wish to have the Committee Director re-elected to the Board, or if the Committee Director resigns or is no longer able to serve on the Board, the Steering Committee will designate a successor to such Committee Director (who must be reasonably acceptable to MPAH).

The rights conferred on the Steering Committee pursuant to this letter shall not be transferable or assignable and shall lapse and be of no further force or effect upon any attempted transfer or assignment thereof.

If prior to a Termination Event, MPAH should engage in a Qualified Sale (as defined in the By-Laws), as a condition to such Qualified Sale, MPAH will procure from the purchaser that it assumes in writing the obligations of MPAH set forth in Section 2 hereof with respect to the shares acquired by such purchaser from MPAH.

To the extent not governed by the Bankruptcy Code, this Letter Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement shall be (i) on or prior to the Effective Date, the Bankruptcy Court, or (ii) after the Effective Date, the U.S. District Court for the Southern District of New York, and the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction.

Please indicate your agreement to the foregoing by executing and returning to us (by fax, email or overnight courier) a copy of this letter.

Very truly yours,

MATLIN PATTERSON ATA HOLDINGS LLC

By:	/s/ Michael J. Watzky
	Name:	Michael J. Watzky
	Title:	President

ACKNOWLEDGED AND AGREED TO

BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

APPOINTED PURSUANT TO SECTION 1102(A) OF THE BANKRUPTCY CODE IN THE CHAPTER 11 CASES:

By:	Flying Food Group, LLC,
Co-Chair

	By:	/s/ David Cotton
David Cotton
Authorized Representative

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By:
David Cotton
Authorized Representative

By:	John Hancock Funds,
Co-Chair

	By:	/s/ Arthur Calavritinos
Arthur Calavritinos
Authorized Representative

ACKNOWLEDGED AND AGREED TO BY
NEW ATA HOLDINGS INC.:

By:	/s/ John Denison
	Name:	John Denison
	Title:	President

3